UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2009

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 18, 2009, American Apparel, Inc. (the “Company”) and Lion/Hollywood L.L.C. (“Lion”) entered into an amendment (the “Amendment”) to that certain Investment Agreement, dated as of March 13, 2009, as amended as of April 10, 2009 and June 17, 2009 (the “Investment Agreement”), by and between the Company and Lion (as successor by assignment to Lion Capital (Guernsey) II Limited).

As previously disclosed, pursuant to the Investment Agreement, Lion has the right to designate up to two persons to the Company’s Board of Directors (the “Board”) and a nonvoting board observer (or, if the Company increases the Board size to 12, Lion has the right to designate up to three persons to the Board and no board observer), subject to maintaining certain minimum ownership thresholds of shares of the Company’s common stock.  As a result of the postponement of the Company’s annual meeting of stockholders previously announced on June 5, 2009, the Company and Lion have agreed to extend the deadline for the Company to cause Lion’s director nominees to be appointed or elected to the Board to not later than the earlier of (1) the first annual meeting of stockholders of the Company to occur following March 13, 2009 and (2) October 31, 2009 (formerly, September 30, 2009).  If, as of October 31, 2009 (formerly, September 30, 2009), Lion’s two director designees have not been elected or appointed as directors of the Company, the Company has agreed to take all action necessary (including adopting an amendment to its bylaws) to increase the size of the Board to 12 directors and appoint Lion’s three director designees to the Board effective on or before October 31, 2009.  Until the election or appointment of Lion’s director nominees to the Board, each of Lion’s director nominees shall continue to have the right to act as a nonvoting board observer.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment and Agreement, dated as of August 18, 2009, by and between American Apparel, Inc. and Lion/Hollywood L.L.C.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: August 19, 2009	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment and Agreement, dated as of August 18, 2009, by and between American Apparel, Inc. and Lion/Hollywood L.L.C.